Exhibit 99.2

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your voting instruction form, you may choose one of the voting methods outlined below to submit your voting instruction.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Voting instruction forms submitted by the Internet or telephone must be received by 11:59 p.m., Mountain Time, on [●], 2017.

Vote by Internet • Go to www.envisionreports.com/ch2m • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

      Vote by telephone

•  Within USA, US territories & Canada, call toll free 1-800-652-VOTE (8683) on a touch tone telephone. There is NO CHARGE to you for the call.

•  Outside USA, US territories & Canada, call 1-781-575-2300 on a touch tone telephone. Standard rates will apply.

•  Follow the instructions provided by the recorded message.

Special Meeting Voting Instruction Form

  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proposals — The Board recommends a vote FOR Proposals 1, 2 and 3.

For	Against	Abstain

1. To approve, direct and adopt the Agreement and Plan of Merger, dated as of August 1, 2017, and the transactions contemplated therein, by and among Jacobs Engineering Group Inc. (“Jacobs”), a Delaware corporation, Basketball Merger Sub Inc. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of Jacobs and CH2M HILL Companies, Ltd. (“CH2M”), pursuant to which, upon the satisfaction or waiver of the conditions to closing set forth therein, Merger Sub will merge with and into CH2M, with CH2M surviving the Merger as a wholly-owned direct subsidiary of Jacobs (the “CH2M Merger Proposal”).

2. To approve one or more adjournments of the CH2M Special Meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the CH2M Merger Proposal (the “CH2M Adjournment Proposal”).

3. To approve on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers that is based on or otherwise relates to the Merger (the “CH2M Golden Parachute Proposal”), as disclosed pursuant to Item 402(t) of Regulation S-K in “The Merger - Interests of CH2M’s Directors and Officers in the Merger - Quantification of Payments and Benefits to CH2M’s Named Executive Officers” beginning on page [●] of the accompanying proxy statement.

Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders.

The Notice of Meeting and Proxy Statement are available at www.edocumentview.com/ch2m.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Voting Instruction Form — CH2M HILL COMPANIES, LTD.

VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE INDEPENDENT FIDUCIARY OF THE CH2M HILL COMPANIES, LTD. RETIREMENT AND TAX-DEFERRED SAVINGS PLAN

[●], 2017

The undersigned participant in the CH2M Hill Companies, Ltd. (“CH2M”) Retirement and Tax-Deferred Savings Plan (the “CH2M
401(K) Plan”) hereby appoints the independent fiduciary, Newport Trust Company (“Newport”), of the CH2M 401(k) Plan, with full power of substitution, the true and lawful attorneys, agents and proxyholders of the undersigned and hereby authorizes Newport to represent and vote, as specified herein, all of the shares of Common Stock of CH2M credited to my account in the CH2M 401(k) Plan on [●], 2017, at the Special Meeting of Stockholders of CH2M to be held on [●], 2017 at [●] a.m/p.m. (Mountain Time) at 9191 South Jamaica Street, Englewood, Colorado 80112 and any adjournment or postponement thereof.

Newport will vote the CH2M Common Stock credited to your CH2M 401(k) Plan account in accordance with your instructions, unless Newport determines that it is required to override participant instructions in accordance with the Employee Retirement Income Security Act (“ERISA”). If you do not send instructions regarding the voting of CH2M Common Stock in your CH2M 401(k) Plan account, or if your instructions are not received in a timely manner, such shares shall be voted at the CH2M Special Meeting by Newport in accordance with the interests of the CH2M 401(k) Plan participants and the CH2M 401(k) Plan as a whole, as determined by Newport.

Notice to Participants in the CH2M HILL Retirement and Tax-Deferred Savings Plan

This card constitutes voting instructions for participants in the CH2M HILL Retirement and Tax-Deferred Savings Plan. Your voting instructions must be received by 11:59 p.m. Mountain Time, on [●], 2017 to allow sufficient time for processing.

(Continued and to be marked, dated and signed, on the other side)